$1,500,000 | Sylvester, Worth County, Georgia
January 6, 2023

# PROMISSORY NOTE

FOR VALUE RECEIVED, Foxx Trot Tango, LLC, an Wyoming limited liability company having its principal office at 258 North West End Blvd, Quakertown, PA 18951 ("**Borrower**"), hereby unconditionally promises to pay to the order of TK Management Services, LLC, a Pennsylvania limited liability company having an address office at PO Box 425, New Hope, PA 18938 or its assigns ("**Lender**"), the principal amount of ONE MILLION FIVE HUNDRED THOUSAND US DOLLARS ($1,500,000) (the "**Loan Amount**") at Lender's office, or at such other place as Lender may from time to time designate in writing, in lawful money of the United States, together with all accrued interest thereon as provided in this Promissory Note (this "**Note**"), and all other amounts and Secured Indebtedness (as defined below) due and payable under this Note, the Security Deed (as defined below), and the other Loan Documents (as defined below), as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with their terms.

1. Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

"**Affiliate**" means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to: (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person; or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"**Applicable Rate**" means the fixed rate per annum equal to Twelve Percent (12%).

"**Assignment of Leases and Rents**" means that certain Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of the same date of this Note ("Security Deed") from Borrower, as Assignor, to Lender, as Assignee, relating to the leases and rents at the Real Property and which shall be recorded in the Office of the Clerk of Court for Worth County, Georgia, immediately after the execution and delivery of this Note, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

"**Borrower**" has the meaning set forth in the introductory paragraph.

"**Borrower's Constituent Members**" has the meaning set forth in Section 8.1.

"**Business Day**" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

"**Default**" means any of the events specified in Section 6 that constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 6 would, unless cured or waived, become an Event of Default.

"**Default Rate**" means, at any time, the Applicable Rate plus 12.0%.

"**Event of Default**" has the meaning set forth in Section 6.

"**Guarantor**" means any Person executing a Guaranty Agreement for purposes of guaranteeing the Loan or certain obligations of Borrower under the Loan or the Loan Documents.

"**Guaranty Agreement**" means that certain Guaranty Agreement dated as of the date of this Note and executed by Christopher B. Ferguson guaranteeing the payment of the Guaranteed Obligations (as defined in the Guaranty Agreement), as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

"**Hazardous Materials**" has the meaning set forth in the Security Deed, if applicable.

"**Indemnitor(s)**" Not applicable

"**Late Charge**" means an amount equal to 10% of the amount that is overdue.

"**Lender**" has the meaning set forth in the introductory paragraph.

"**Loan**" means the loan in the amount of ONE MILLION FIVE HUNDRED THOUSAND USD ($1,500,000) made by Lender to Borrower evidenced by this Note.

"**Loan Agreement**" has the same meaning set forth in the Security Deed.

"**Loan Amount**" has the meaning set forth in the introductory paragraph.

"**Loan Documents**" means, collectively, this Note, the Loan Agreement, the Security Deed, the Guaranty Agreement, and all other instruments and documents at any time executed by Borrower relating to, evidencing, or setting out any of the terms of or security for the Loan, and the term "**Loan Document**" means any of the Loan Documents, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its or their terms.

"**Maturity Date**" means the January 6, 2024 on which all amounts evidenced by this Note shall become due and payable pursuant to Section 7 of this Note.

"**Monthly Installment(s)**" means equal monthly installments of interest only in the amount of FIFTEEN THOUSAND USD ($15,000.00) due on the 6th of each month for the preceding month. Borrower shall prepay six (6) months of interest at the closing (payments through July 6, 2023), and the first Monthly Installment post-closing shall be due on August 6, 2023 for the preceding month (July 6, 2023 through August 6, 2023).

"**Monthly Payment Date**" means the sixth ($6^{th}$) day of each calendar month during the term of this Note commencing on the first such day to occur after the date of execution of this Note on August 6, 2023. Borrower shall prepay six (6) months of interest at the closing.

"**Note**" has the meaning set forth in the introductory paragraph.

"**Origination Fee**" the sum of $15,000 to be paid by Borrower to Lender at closing to originate the loan.

"**Parties**" means Borrower and Lender, and their permitted successors and assigns.

"**Person**" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority, or other entity.

"**Real Property**" means the real property described on Exhibit to the Security Deed.

"**Scheduled Maturity Date**" has the meaning set forth in Section 2.3.

"**Secured Indebtedness**" has the meaning set forth in the Security Deed for the total Loan Amount, all accrued and unpaid interest thereon, and all other amounts and indebtedness payable under this Note, the Security Deed, and the other Loan Documents.

"**Security Deed**" means that certain Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing dated as of the same date of this Note from Borrower, as Grantor, to Lender, as Grantee, conveying title to the Real Property and other property interests including fixtures and personal property therein described and which shall be recorded in the official Deed Records of Worth County, Georgia immediately after the execution and delivery of this Note, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with its terms.

"**Security Documents**" means the Security Deed and all other Loan Documents which secure the Note and the Secured Indebtedness.

2. Payment of Interest and Principal. Interest and principal under this Note shall be payable as follows:

2.1 Interest. Except as otherwise provided in this Note, the outstanding Loan Amount shall accrue interest at an annual rate equal to the Applicable Rate from the date of this Note until the entire Secured Indebtedness is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

2.2 Monthly Payment Dates. On each Monthly Payment Date during the term of this Note, Borrower shall pay the Monthly Installment. If the Loan is funded on a date other than the first day of a calendar month, Borrower shall pay to Lender at closing an interest payment calculated by multiplying (a) the number of days from and including the date of funding to (but excluding) the first day of the next calendar month by (b) the Applicable Rate.

2.3 Final Payment Date. On the Maturity Date, a final payment in the aggregate amount of the then outstanding and unpaid Loan Amount, together with all accrued and unpaid interest thereon and all other unpaid Secured Indebtedness, shall become immediately due and payable in full, except as otherwise provided in Section 7.

Borrower acknowledges that the entire amount of the Loan Amount shall be outstanding and due on the Maturity Date.

2.4 Default Interest. If any amount payable under this Note is not paid when due (without regard to any applicable grace periods), whether at the stated maturity, by acceleration or otherwise, the outstanding Loan Amount of this Note shall bear interest at the Default Rate from the date payment was due until such delinquent payment is paid in full. This provision shall not imply that Borrower may cure any default or Event of Default or reinstate the Loan after an Event of Default other than as expressly permitted under the terms of this Note and the Loan Documents, nor shall this provision imply that Borrower has a right to delay or extend the dates upon which payments are due under this Note or any Loan Document.

2.5 Computation of Interest. All computations of interest shall be made on the basis of the actual number of days elapsed in a year of 360 days.

2.6 Interest Rate Limitation. The agreements made by Borrower with respect to this Note and the other Loan Documents are expressly limited so that in no event shall the amount of interest received, charged, or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws applicable to the Loan. If at any time performance of any provision of this Note or the other Loan Documents results in the highest lawful rate of interest permissible under applicable laws being exceeded, then the amount of interest received, charged, or contracted for by Lender shall automatically and without further action by any party be deemed to have been reduced to the highest lawful amount of interest then permissible under applicable laws. If Lender shall ever receive, charge, or contract for, as interest, an amount which is unlawful, at Lender's election, the amount of unlawful interest shall be refunded to Borrower (if actually paid) or applied to reduce the then unpaid Loan Amount. To the fullest extent permitted by applicable laws, any amounts contracted for, charged, or received under the Loan Documents included for the purpose of determining whether the Applicable Rate would exceed the highest lawful rate shall be calculated by allocating and spreading such interest to and over the full stated term of this Note.

3. Prepayment.

3.1 Permitted Prepayment. Borrower shall have the right to prepay all or any portion of the Loan Amount at any time during the term of this Note without penalty. If Borrower provides notice of its intention to prepay the entire Loan Amount in accordance with this Section 3.1, such notice shall be irrevocable and the unpaid Loan Amount and all other unpaid Secured Indebtedness shall become due and payable on the date specified in Borrower's notice.

4. Security for the Loan. This Note and the Secured Indebtedness are secured by, and Lender is entitled to the benefits of, the Security Deed and the other Security Documents. The covenants of the Security Deed are incorporated by reference into this Note.

5. Payment Mechanics.

5.1 Manner of Payment. All payments of interest, principal and all other sums due hereunder shall be made in lawful money of the United States of America no later than the 16th on the date on which such payment is due by cashier's check, certified check, or by wire transfer of

immediately available funds to Lender's account at a bank specified by Lender in writing to Borrower from time to time.

5.2 Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder and/or under the Loan Documents as determined by Lender in its sole discretion; second, to accrued interest at the Applicable Rate or the Default Rate, as applicable; and third, to the payment of the principal amount outstanding under the Note. Notwithstanding the foregoing, after an Event of Default, all payments made hereunder may be applied by Lender in such order, priority, and in such proportions as Lender shall elect in its sole discretion.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4 Rescission of Payments. If at any time any payment made against this Note (whether payment is made by Borrower, any Guarantor or any other Person) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or such other Person who made the payment, or otherwise, or if any check or other written order to pay any amount to Lender is dishonored or returned as unpaid by the bank against whom it is drawn, Borrower's obligation to make such payment shall be reinstated as though such payment had not been made.

6. Events of Default. The occurrence of any of the following events shall constitute an event of default ("**Event of Default**") under this Note:

6.1 Failure to Pay. Borrower fails to pay: (a) any principal amount of the Loan when due; or (b) interest or any other amount when due and such failure continues for 5 days after the original due date.

6.2 Default under any Loan Document. An "Event of Default" shall occur, or Borrower or any Guarantor fails to perform any other obligation set forth in this Note, the Security Deed, Guaranty Agreement or any other Loan Document beyond the expiration of all applicable notice and grace periods.

7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter and during the continuance of such Event of Default, Lender may at its option by written notice to Borrower: (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other Secured Indebtedness, immediately due and payable; and (b) exercise any or all of its rights, powers, or remedies under the Loan Documents or applicable law or available in equity; provided, however that, if an Event of Default described Security Deed shall occur, the principal of and accrued interest on the Loan and other Secured Indebtedness shall become immediately due and payable automatically and without any notice, declaration, or other act on the part of Lender.

8. Nonrecourse Loan. (

8.1 General Nonrecourse Provisions. Notwithstanding any provision to the contrary contained in this Note or the other Loan Documents, and except as otherwise provided in Section 8.2 and Section 8.3 below, upon the occurrence of an Event of Default, Lender shall have all of the rights and remedies reserved in the Security Deed and the other Loan Documents, and shall have full recourse to the Real Property and the other collateral and security for the Loan, provided that any judgment obtained by Lender in any proceeding to enforce such rights and remedies shall be enforced solely against the Real Property and the other collateral and security for the Loan. Lender agrees not to seek, take or obtain against Borrower or any of Borrower's partners, members, shareholders, principals, and officers (collectively, "**Borrower's Constituent Members**") any deficiency judgments for amounts remaining unpaid under the Loan Documents after the Real Property and all of the other collateral for the Loan and all other amounts collected or collectible from Borrower have been applied to payment of all amounts owed to Lender under the Loan Documents. Nothing herein, however, shall in any manner limit or impair: (a) the Loan and the enforcement of the Loan and Lender's rights and remedies pursuant to the Loan Documents; (b) the obligations of each Guarantor under the Guaranty Agreement(s), and/or (c) Lender's right to name Borrower and/or any of Borrower's Constituent Members as parties to any actions, suits or other proceedings commenced by Lender to enforce such rights and remedies or to foreclose the Security Deed or otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of this Note.

8.2 Personal Liability for Nonrecourse Carveouts. Notwithstanding anything to the contrary contained in Section 8.1 above or elsewhere in this Note or the other Loan Documents, Borrower and Guarantor shall have full personal liability for, and shall not be exculpated from:

(a) All liabilities, costs, expenses (including reasonable attorneys' fees and expenses), claims, losses, or damages that Lender suffers or incurs (including without limitation any impairment of Lender's security for the Loan) to the extent resulting from, or arising out of, any of the following matters but only if an Event of Default exists regarding such matters and excluding any Events of Default relating to the maintenance and operation of the Real Property after Lender has obtained a receiver for the Real Property or Borrower has been removed from control of the Real Property:

(i) Fraud, material misrepresentation or failure to disclose a material fact by Borrower or any of Borrower's Constituent Members, any Guarantor, any Indemnitor, or any agent, employee, or other person authorized or apparently authorized to make statements, representations, or disclosures on behalf of such persons;

(ii) Waste committed on the Real Property by, or damage to the Real Property as a result of the intentional misconduct or gross negligence of, Borrower, any of Borrower's Constituent Members, or any Guarantor, or any Indemnitor, or any agent or employee of such persons, or any removal of the Real Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Lender on account of such occurrence;

(iii) Failure to pay property taxes or other taxes, assessments, or other charges and/or failure to procure and maintain the insurance policies for the Real

Property required by the Loan Documents (other than amounts paid to Lender for taxes, assessments, or charges and/or insurance premiums pursuant to an impound account and where Lender elects not to apply such funds toward payment of the taxes, assessments, or charges and/or insurance premiums owed) which may create liens senior to the lien of the Security Deed on all or any portion of the Real Property;

(iv) Failure to deliver any insurance or condemnation proceeds or awards or any security deposits received by Borrower to Lender or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note;

(v) Gross negligence, willful misconduct, or criminal acts perpetrated by Borrower or any of Borrower's Constituent Members resulting in the forfeiture, seizure, loss, or diminution in value of all or any portion of the Real Property or other collateral or security for the Loan;

(vi) The failure of any covenant, representation, or warranty made by Borrower in the Loan Documents;

(vii) The removal of fixtures and/or personal property from the Real Property to the extent not replaced by comparable fixtures and personalty of equal or greater value;

(viii) Failure to apply any rents (including without limitation any rents and other lease payments received more than 1 month in advance), royalties, accounts, revenues, income, issues, profits, sums received in consideration of any surrender or termination of any lease (or the release or discharge of any tenant thereunder) or material modification of any lease at the Real Property, and other benefits from the Real Property which are collected or received by Borrower: (A) as required under the terms of the Loan Documents or any other instrument now or hereafter securing this Note for the payment of the ordinary and necessary expenses of owning and operating the Real Property or paid to Lender; or (B) either during the period of any Event of Default, or after the occurrence of any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default, or after acceleration of the Secured Indebtedness and other sums owing under the Loan Documents, only to the payment of either the Secured Indebtedness, or the normal and necessary operating expenses of the Real Property; and/or

(ix) Any misapplication, diversion, or misappropriation of funds advanced under the Loan or failure to utilize funds advanced under the Loan for the purposes for which they were advanced.

(b) All liabilities, costs, expenses (including reasonable attorneys' fees and expenses), claims, losses, or damages that Lender suffers or incurs (including without limitation any impairment of Lender's security for the Loan) to the extent resulting from, or directly arising out of, any of the following matters but only if an Event of Default exists regarding such matters and excluding any Events of Default relating to the maintenance and

operation of the Real Property after Lender has obtained a receiver for the Real Property or Borrower has been removed from control of the Real Property: (i) the presence of any Hazardous Materials on the Real Property; or (ii) the performance and payment of any or all of Borrower's obligations.

(c) All fees and other collection costs (including without limitation attorneys' fees and/or expert witness fees) reasonably incurred by Lender in any legal or equitable, judicial or nonjudicial, action or proceeding (including without limitation any arbitration, mediation, and/or any other alternative dispute resolution proceeding) to enforce or defend any provisions of this Section 8.2, including without limitation attorneys' fees and costs reasonably incurred in any appeal proceedings or in any bankruptcy proceedings involving Borrower, any Guarantor and/or any Indemnitor, to enforce the provisions of this Section 8.2, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of this Note as specified herein.

8.3 Full Recourse Liability Events. Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the limitations of liability contained in Section 8.1 and Section 8.2 above shall become null and void, shall be of no further force and effect, and the Loan and all other unpaid Secured Indebtedness shall automatically accelerate, without notice, and become fully recourse to Borrower, Borrower's Constituent Members, and each Guarantor and Indemnitor upon the occurrence of any Event of Default arising from any of the following events:

(a) Borrower shall voluntarily file or commence (or cause the filing or commencement of) a petition, case, or application for bankruptcy, reorganization, dissolution, or other relief for Borrower under the United States Bankruptcy Code or other debtor relief laws, or if any involuntary petition, case, or application shall be filed or commenced against Borrower by any person other than Lender under the United States Bankruptcy Code or other debtor relief laws and Borrower shall consent to (or shall fail to defend) such petition, case, or application or collude, conspire, or otherwise act in concert with its creditors (other than Lender) in the filing of such involuntary petition, case, or application;

(b) Borrower shall make an assignment for the benefit of its creditors, or shall admit, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(c) Borrower shall sell, transfer, or lease (other than any leases permitted in the Security Deed or the other Loan Documents) the Real Property or any part thereof (or any interest in Borrower or in any of Borrower's Constituent Members therein) shall occur that is neither expressly permitted under the Security Deed or the other Loan Documents nor consented to in writing by Lender; or

(d) Borrower shall:

(i) Incur any debt, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Loan or trade debt incurred in the ordinary course of Borrower's business which shall be paid in accordance with terms of the Loan Documents;

(ii) Permit the sale, transfer, encumbrance, hypothecation, or pledge of any ownership, membership, or partnership interests of Borrower in violation of any provision of the Security Deed or the other Loan Documents that restricts or prohibits any sale, pledge, or disposition thereof without Lender's written consent; or

(iii) Fail to maintain its existence as a single purpose entity as set forth in the Security Deed.

9. Late Charge. If any payment of interest or principal (other than any portion of the principal balance of the Loan Amount that becomes due by acceleration of the Loan by Lender), or any payment of a Monthly Installment or any payment of any other sum due under this Note is not paid within five days of the due date (notwithstanding any grace or cure periods contained herein or in any other Loan Document), Lender shall have the option to charge Borrower the Late Charge. The Late Charge is for the purpose of defraying the expenses incurred in connection with handling and processing delinquent payments and is payable in addition to any other remedy Lender may have. Unpaid Late Charges shall become part of the Secured Indebtedness and shall be added to any subsequent payments due under the Loan Documents.

10. Miscellaneous.

10.1 Notices. Unless specifically stated otherwise in this Note, all notices, requests, and communications required or permitted to be delivered under this Note shall be in writing and delivered to all Persons at the addresses below, by one of the following methods:

(a) Hand delivery, whereby delivery is deemed to have occurred at the time of delivery;

(b) A nationally or regionally recognized overnight courier company, whereby delivery is deemed to have occurred the Business Day following deposit with the courier;

(c) Registered United States Mail, signature required and postage-prepaid, whereby delivery is deemed to have occurred on the third Business Day following deposit with the United States Postal Service; or

(d) Electronic transmission (facsimile or email) provided that the transmission is completed no later than 5:00 PM ET on a Business Day and the original also is sent via overnight courier or US Mail, whereby delivery is deemed to have occurred at the end of the Business Day on which electronic transmission is completed.

| | |
|---|---|
| To Borrower: | FOXX TROTT TANGO, LLC<br>Address: 258 North West End Blvd , Quakertown, PA 18951 |
| with a copy to: | |
| To Lender: | Name: TK MANAGEMENT SERVICES, LLC<br>Address: PO BOX 425, NEW HOPE, PA 18938 |

Email: kellytown1@verizon.net

with a copy to:

Any Party may change its address for purposes of this Section 10.1 by giving written notice as provided in this Section 10.1.

All notices and demands delivered by a Party's attorney on a Party's behalf shall be deemed to have been delivered by said Party. Notices shall be valid only if served in the manner provided in this Section 10.1.

10.2 Expenses. Borrower shall reimburse Lender on demand for all reasonable out-of-pocket costs, expenses, and fees (including reasonable and actually incurred expenses and fees of its counsel) incurred by Lender in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the Loan Documents and the enforcement of Lender's rights hereunder and thereunder.

10.3 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract, equity, tort, or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Georgia.

10.4 Submission to Jurisdiction.

(a) Borrower hereby irrevocably and unconditionally: (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the state of Georgia or of the United States of America for the Southern District of Georgia; and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against Borrower in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 10.4 shall affect the right of Lender to: (i) commence legal proceedings or otherwise sue Borrower in any other court having jurisdiction over Borrower; or (ii) serve process upon Borrower in any manner authorized by the laws of any such jurisdiction.

10.5 Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.4(a) or Section 10.4(b) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.6 Waiver of Jury Trial. THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON OR ARISING OUT OF THIS AGREEMENT OR INSTRUMENT, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTION OF ANY PARTY HERETO. NO PARTY

SHALL SEEK TO CONSOLIDATE BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL PARTIES.

10.7 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note and the Loan Documents constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note and the Loan Documents or any amendment, modification, or supplement thereto by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Note and the Loan Documents.

10.8 Successors and Assigns. This Note may be assigned or transferred, in whole or in part, by Lender to any Person at any time without notice to or the consent of Borrower. Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Lender. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

10.9 Waiver of Notice. Borrower hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of intent to accelerate, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

10.10 Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.11 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

10.12 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Lender, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law or available in equity.

10.13 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the

original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.14 Interpretation. For purposes of this Note: (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10.15 Time of Essence. Time shall be of the essence with respect to all of Borrower's obligations under this Note.

10.16 Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031) and the Georgia Uniform Electronic Transactions Act (O.C.G.A. §§ 10-12-1 to 10-12-20).

10.17 Sale of Note. Lender shall have the absolute and unrestricted right at any time or from time to time, and without notice to or consent by Borrower, any Guarantor, or any other Person, to sell or assign all or any portion of this Note and the Loan evidenced by this Note and the Loan Documents, and/or may grant or sell participation interests therein, to one or more Persons. Borrower shall, and shall cause each Guarantor and Indemnitor to, execute, acknowledge, and deliver any and all instruments reasonably requested by Lender to satisfy any purchaser or participant that the unpaid Secured Indebtedness evidenced by this Note is outstanding and payable without defense, offset, or counterclaim of any kind on the terms and provisions set out in this Note and the other Loan Documents. Such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the lender originally named in this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date set forth on the first page hereof.

FOXX TROT TANGO, LLC

___________________________________

By: Christopher B. Ferguson, Manager

Signed, sealed, and delivered in the presence of:

____________________

Unofficial Witness
Print Name:____________________

____________________

Notary Public
Print Name: ____________________
Commission Expiration Date:

____________________
[NOTARIAL SEAL]